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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated April 13, 2001 (except with respect to the matter discussed in the second, third and fourth paragraphs of Note 1 and the third, fourth, fifth and sixth paragraphs of Note 6, as to which the date is August 2, 2001), included in this Form 10-K/A, into Learn2.com, Inc.'s previously filed Registration Statements File No. 333-34350, 333-64365, 333-69861, 333-80357 and
333-90983 filed on Form S-3 and Registration Statements File No. 333-83695, 333-65525, 333-10341, 333-10339 and 333-92697 filed on Form S-8.

                                        ARTHUR ANDERSEN LLP

New York, New York
August 10, 2001